Exhibit 24

EOS INTERNATIONAL, INC
POWER OF ATTORNEY
FORM S-8

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Cascino and Jack B. Hood, or either of them, as their attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign this Registration Statement on Form S-8 of Eos International, Inc. registering 24,462,500 shares of common stock of Eos International, Inc. issuable under the Eos International Inc. 2003 Stock Award and Incentive Plan, the Eos International Inc. 1999 Employee Stock Option Plan, the Eos International Inc. 1999 Consultants Stock Option Plan, the Eos International Inc. 1999 Outside Directors Stock Option Plan, the Eos International Inc. 1997 Stock Option Plan, the Stock Option Agreement with Peter A. Lund dated as of January 23, 2003, the Stock Option Agreement with Beth Polish dated as of December 9, 1999, and the Stock Option Agreement with Beth Polish dated as of May 27, 1999, and any and all amendments (whether pre- or post-effective) to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

JAMES M. CASCINO —————————— James M. Cascino	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2003

JACK B. HOOD —————————— Jack B. Hood	Chief Executive Officer and Treasurer (Principal Financial and Accounting Officer)	June 25, 2003

PETER A. LUND —————————— Peter A. Lund	Chairman of the Board	June 25, 2003

JULIUS KOPPELMAN —————————— Julius Koppelman	Vice Chairman of the Board	June 25, 2003

ANTHONY R. CALANDRA —————————— Anthony R. Calandra	Director	June 25, 2003

JONATHAN C. KLEIN —————————— Jonathan C. Klein	Director	June 25, 2003

MARK A. RYLE —————————— Mark A. Ryle	Director	June 25, 2003

WILLIAM S. WALSH —————————— William S. Walsh	Director	June 25, 2003

ANTHONY J. ROBBINS —————————— Anthony J. Robbins	Vice Chairman of the Board	June 25, 2003

CHARLES D. PEEBLER, JR. —————————— Charles D. Peebler, Jr.	Director	June 25, 2003